EX-99.16.11

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “The Proposed Reorganization—Federal Income Tax Considerations” in the Proxy Statement/Prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on Form N-14 for AIM Sector Funds (Invesco Sector Funds) (File No. 333-178298).

/s/ Stradley Ronon Stevens & Young, LLP Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania

January 11, 2012